EXHIBIT 99.1

Team, Inc. Reports Record Second Quarter Fiscal Year 2015 Results

SUGAR LAND, Texas, Jan. 6, 2015 (GLOBE NEWSWIRE) -- Team, Inc. (NYSE:TISI) today announced record financial results for the second quarter ending November 30, 2014 of fiscal year 2015. Team reported earnings of $17.4 million ($0.80 per diluted share), versus adjusted earnings of $13.1 million ($0.62 per diluted share) for the prior year quarter. Revenues for the current year quarter were $240.6 million, a 20% increase compared to revenues of $200.5 million for the prior year quarter. (There were no non-routine adjustments in the current quarter. Adjusted earnings in the prior year quarter excludes $1.4 million (net of tax), or $0.06 per share, of non-routine revaluation gain recognized in the prior year quarter).

Year-to-date revenues were $428.7 million, a 14% increase compared to revenues of $374.8 million for the prior year. Year-to-date adjusted earnings were $24.5 million ($1.12 per diluted share), versus adjusted earnings of $18.0 million ($0.85 per diluted share) for the prior year. (Adjusted earnings in the prior year excludes $0.9 million (net of tax), or $0.04 per share, of non-routine items recognized in the prior year).

"We are very pleased with our excellent second quarter performance. Record revenues coupled with solid service execution across all three of our business segments led to a 33% increase in adjusted earnings over last year," said Ted Owen, Team's President and Chief Executive Officer."With our strong year-to-date results and continued positive momentum across all of our business segments, we remain on-track to achieving our full year earnings budget of $2.00 per diluted share."

Second Quarter Highlights

  Record revenues ($241 million) and earnings ($0.80 per diluted share).
  Revenues up 20% in the quarter and 14% year to date.
  Adjusted earnings before interest and taxes ("Adjusted EBIT") of $28.7 million for the quarter and $40.7 million year to date -- up 32% for the current quarter and up 33% year to date.
  Adjusted EBIT margin of 11.9% in the quarter and 9.5% year to date -- a full percentage point improvement for both the quarter and year-to-date periods.
  Operating leverage (defined as the change in Adjusted EBIT divided by the change in revenue) of 17% in the current quarter and 19% year to date.
  Adjusted EBITDA (Adjusted EBIT plus depreciation, amortization and non-cash compensation expenses) of $35.8 million in the quarter (up 26%) and $54.3 million for the year to date (up 25%).
  Trailing twelve month ("TTM") Adjusted EBITDA of $89 million -- an 11% margin on TTM revenues of $803 million.
  All 3 business segments posted record revenues and double digit growth in the current quarter:
    Inspection & Heat Treating ("IHT") revenues of $134.1 million; up 23% over last year's quarter.
    Mechanical Services ("MS") revenues of $84.2 million, up 19% over last year's quarter.
    Quest Integrity revenues of $22.3 million, up 11% over last year's quarter.
  Net debt of $44 million ($85 million debt less $41 million cash). Net debt to TTM Adjusted EBITDA of 0.50 to 1.
  Year-to-date capital expenditures of $11.4 million; including $3.7 million associated with the development of a new ERP system.

Earnings Conference Call

In connection with this earnings release, Team will hold its quarterly conference call on Wednesday, January 7, 2015 at 8:00 a.m. Central Time (9:00 a.m. Eastern). The call will be broadcast over the Web and can be accessed on Team's Website, www.teamindustrialservices.com. Individuals wishing to participate in the conference call by phone may call 866-318-8612 and use conference code 69427848 when prompted.

About Team, Inc.

Headquartered near Houston, Texas, Team Inc. is a leading provider of specialty industrial services, including inspection and assessment, required in maintaining and installing high-temperature and high-pressure piping systems and vessels that are utilized extensively in the refining, petrochemical, power, pipeline and other heavy industries. Team offers these services in over 125 locations throughout the world. Team's common stock is traded on the New York Stock Exchange under the ticker symbol "TISI".

Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act of 1995. We have made reasonable efforts to ensure that the information, assumptions and beliefs upon which this forward-looking information is based are current, reasonable and complete. Such forward-looking statements involve estimates, assumptions, judgments and uncertainties. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Such known factors are detailed in the Company's Annual Report on Form 10-K and in the Company's Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, and in other reports filed by the Company with the Securities and Exchange Commission from time to time. Accordingly, there can be no assurance that the forward-looking information contained herein will occur or that objectives will be achieved. We assume no obligation to publicly update or revise any forward-looking statements made today or any other forward-looking statements made by the company, whether as a result of new information, future events or otherwise.

TEAM, INC. AND SUBSIDIARIES
SUMMARY OF OPERATING RESULTS
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	November 30,		November 30,
	2014	2013	2014	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$ 240,619	$ 200,493	$ 428,740	$ 374,804
Operating expenses	161,777	135,678	293,571	260,992
Gross margin	78,842	64,815	135,169	113,812

Selling, general and administrative expenses	50,168	43,422	94,670	84,757
Earnings from unconsolidated affiliates	--	350	--	793
Gain from revaluation of contingent consideration	--	2,138	--	2,138
Operating income	28,674	23,881	40,499	31,986

Foreign currency loss	635	140	816	530
Interest expense, net	603	811	1,226	1,419
Earnings before income taxes	27,436	22,930	38,457	30,037

Provision for income taxes	9,876	8,333	13,844	10,963
Net income	17,560	14,597	24,613	19,074

Less: Income attributable to non-controlling interest	194	172	216	139
Net income available to common shareholders	$ 17,366	$ 14,425	$ 24,397	$ 18,935

Earnings per common share:
Basic	$ 0.84	$ 0.71	$ 1.19	$ 0.93
Diluted	$ 0.80	$ 0.68	$ 1.12	$ 0.89

Weighted average number of shares outstanding:
Basic	20,645	20,409	20,574	20,459
Diluted	21,844	21,233	21,828	21,323

TEAM, INC. AND SUBSIDIARIES
ADDITIONAL FINANCIAL INFORMATION
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	November 30,		November 30,
	2014	2013	2014	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Adjusted Net income:
Net income available to common shareholders	$ 17,366	$ 14,425	$ 24,397	$ 18,935
Non-routine revaluation contingent consideration	--	(2,138)	--	(2,138)
Non-routine acquisition costs	--	--	164	--
Non-routine severance costs	--	--	--	742
Tax impact of adjustments	--	780	(59)	505
Adjusted Net income	$ 17,366	$ 13,067	$ 24,502	$ 18,044

Adjusted Net income per common share:
Basic	$ 0.84	$ 0.64	$ 1.19	$ 0.88
Diluted	$ 0.80	$ 0.62	$ 1.12	$ 0.85

Adjusted EBITDA:
Operating income ("EBIT")	$ 28,674	$ 23,881	$ 40,499	$ 31,986
Non-routine revaluation contingent consideration	--	(2,138)	--	(2,138)
Non-routine acquisition costs	--	--	164	--
Non-routine severance costs	--	--	--	742
Adjusted EBIT	28,674	21,743	40,663	30,590
Depreciation and amortization	5,635	5,308	11,164	10,691
Non-cash share-based compensation costs	1,490	1,340	2,465	2,210
Adjusted EBITDA	$ 35,799	$ 28,391	$ 54,292	$ 43,491

Segment Data:
Revenues:
IHT	$ 134,080	$ 109,427	$ 239,674	$ 205,260
MS	84,221	70,987	152,067	136,756
Quest	22,318	20,079	36,999	32,788
	$ 240,619	$ 200,493	$ 428,740	$ 374,804

Adjusted EBIT:
IHT	$ 21,999	$ 15,562	$ 34,286	$ 25,745
MS	8,809	7,380	15,677	14,181
Quest	6,350	5,512	7,117	4,816
Corporate and shared support	(8,484)	(6,711)	(16,417)	(14,152)
	$ 28,674	$ 21,743	$ 40,663	$ 30,590

Adjusted EBITDA:
IHT	$ 24,067	$ 17,491	$ 38,355	$ 29,756
MS	10,693	9,192	19,425	17,771
Quest	7,770	6,877	9,942	7,506
Corporate and shared support	(6,731)	(5,169)	(13,430)	(11,542)
	$ 35,799	$ 28,391	$ 54,292	$ 43,491

TEAM, INC. AND SUBSIDIARIES
SUMMARY CONSOLIDATED BALANCE SHEET INFORMATION
NOVEMBER 30, 2014 AND MAY 31, 2014
(in thousands)

	November 30,	May 31,
	2014	2014
	(unaudited)

Current assets	$ 299,560	$ 248,814

Property, plant and equipment, net	91,975	89,961

Other non-current assets	142,168	146,166

Total assets	$ 533,703	$ 484,941

Current liabilities	$ 89,280	$ 75,143

Long term debt net of current maturities	85,281	73,721

Other non-current liabilities	18,688	19,032

Stockholders' equity	340,454	317,045

Total liabilities and stockholders' equity	$ 533,703	$ 484,941

TEAM, INC. AND SUBSIDIARIES
SUMMARY CONSOLIDATED CASH FLOW INFORMATION
NOVEMBER 30, 2014 AND NOVEMBER 30, 2013
(in thousands)

	Six Months Ended
	November 30,
	2014	2013
	(unaudited)	(unaudited)
Net income	$ 24,613	$ 19,074

Depreciation, amortization and non-cash share based compensation expense	13,629	12,901

Gain on contingent consideration revaluation	--	(2,138)

Working capital changes	(29,083)	(11,819)

Other items affecting operating cash flow	(21)	3,200

Net cash provided by operating activities	$ 9,138	$ 21,218

Capital expenditures	(11,425)	(13,619)

Cash used for business acquisitions, net	(2,949)	(10,175)

Other items affecting investing cash flow	323	207

Net cash used in investing activities	($14,051)	($23,587)

Borrowings of debt, net	13,000	18,000

Deferred consideration payments	(1,000)	(1,000)

Purchases of treasury stock	--	(13,334)

Cash associated with share-based payment arrangements, net	1,054	974

Net cash provided by financing activities	$13,054	$4,640

Effect of exchange rate changes	(1,776)	159

Change in cash and cash equivalents	$ 6,365	$ 2,430

CONTACT: Greg L. Boane (281) 388-5541